 As filed with the Securities and Exchange Commission on  January 16, 2002

                                                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

        FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            ONCURE TECHNOLOGIES CORP.
             (Exact name of registrant as specified in its charter)
                FLORIDA                               59-3191053
    (State or other jurisdiction of                (I.R.S. employer
    incorporation or organization)               identification number)

                              --------------------

                              7450 East River Road
                                     Suite 3
                                Oakdale, CA 95361
                                 (925) 279-2273
               (Address of principal executive offices) (Zip Code)

                              --------------------

                ONCURE TECHNOLOGIES CORP. 2001 STOCK OPTION PLAN
                            (Full title of the Plan)

                              --------------------

            Jeffrey A. Goffman                  Scott M. Zimmerman, Esq.
      CHIEF EXECUTIVE OFFICER OnCure       Swidler Berlin Shereff Friedman, LLP
            Technologies Corp.                   The Chrysler Building
           7450 East River Road                  405 Lexington Avenue
                  Suite 3                       New York, New York 10174
             Oakdale, CA 95361                       (212) 973-0111
              (925) 279-2273

(Name, address and telephone number, including area code, of agents for service)

                         CALCULATION OF REGISTRATION FEE

----------------------------- ----------------------- --------------------- --------------------- --------------------
   Title of Each Class of          Amount to be         Proposed Maximum      Proposed Maximum         Amount of
         Securities               Registered(1)          Offering Price          Aggregate         Registration Fee(3)
      to be Registered                                    per Share(2)       Offering Price (2)
----------------------------- ----------------------- --------------------- --------------------- --------------------
  Common Stock, $0.001 par       3,000,000 Shares            $ 0.65             $ 1,950,000             $466.05
           value
----------------------------- ----------------------- --------------------- --------------------- --------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457 of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, on the basis of the exercise price if known or the average of the high and low prices of the Registrant's Common Stock as quoted on the Over the Counter Bulletin Board on January 15, 2002.

(3) In accordance with Rule 457(p) under the Securities Act, the filing fee of $466.05 is offset against the filing fee previously paid in connection with OnCure Technologies Corp's. Registration Statement on Form SB-2/A (File No. 333-60754) filed with the Securities and Exchange Commission on October 19, 2001. A portion of the filing fee paid in connection with the Registration Statement No. 333-60754 has been carried forward and applied to the full payment of the filing fee due hereunder. Thus, no current filing fee is due.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

         This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of the common stock, par value $0.001 per share (the "Common Stock"), of OnCure Technologies Corp., a Florida corporation (the "Registrant"), issued or issuable pursuant to the OnCure Technologies Corp. 2001 Stock Option Plan (the "Plan").

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Registrant (sometimes referred to herein as, the "small business issuer"), with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, and any amendments thereto.

         (b) The Registrant's Quarterly Report on Form 10-QSB for the quarterly periods ended March 31, 2001, June 30, 2001, September 30, 2001, and any amendments thereto.

         (c) The description of the Registrant's Common Stock, par value $0.001 per share, contained in the Registrant's registration statement on Form SB-2 filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

              Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

              Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The indemnification of officers and directors of the Registrant is governed by Section 607.0850 et seq. of the Florida Business Corporation Act ("FBCA"), and the Articles of Incorporation and By-Laws of the Registrant.

         The Articles of Incorporation and the By-Laws of the Registrant provide for the indemnification of the directors, officers, and authorized agents of the Registrant for all liabilities incurred directly, indirectly or incidentally to services performed for the Registrant, to the fullest extent and in the manner provided under Florida law.

         The FBCA permits a Florida corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any lawsuit or proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. To the extent that a director, officer, employee, or agent of a corporation is successful, on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue, or matter therein, the Company shall indemnify that person against expenses actually and reasonably incurred in connection therewith. Termination of any such proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         As to expenses actually and reasonably incurred in connection with the defense or settlement of such a proceeding or any appeal thereof, the FBCA empowers a corporation to indemnify any such person described above, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors (the "Board"), the estimated expense of litigating the proceeding to conclusion. However, no indemnification is available in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         Any indemnification permitted above, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the FBCA. The determination shall be made: (a) by the Board by a majority vote of a quorum consisting of directors who were not parties to such proceeding; (b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding; (c) by independent legal counsel: (1) selected by the Board prescribed in (a) or the committee prescribed in (b); or (2) if a quorum of the directors cannot be obtained for (a) and the committee cannot be designated under (b), selected by majority vote of the full Board (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding. The evaluation of the reasonableness of expenses incurred and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if independent legal counsel makes the determination of permissibility, persons specified by (c) shall evaluate the reasonableness of expenses and may authorize indemnification.

         The FBCA authorizes a corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the advances if he or she is ultimately found not to be entitled to indemnification. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board deems appropriate. The indemnification and advancement of expenses provided by Florida law is not deemed to be exclusive of any other rights to which an officer, director or employee may be entitled under the corporation's own organizational documents, agreements, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Such indemnification or advancement of expenses to such a person shall not be made, however, if a judgment or final adjudication establishes that his or her actions, or omissions, were material to the cause of action and constitute: (i) a violation of the criminal law, unless there was reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (ii) a transaction from which there was derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the FBCA are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. Indemnification and advancement of expenses under the FBCA shall continue, unless otherwise provided, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

         Unless limited by a corporation's articles of association, and notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the Board or shareholders of the corporation, under the FBCA, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification and/or advancement of expenses, to the court conducting the proceeding, or to another court of competent jurisdiction. The court, after giving any necessary notice, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that: (i) the director, officer, employee, or agent is entitled to mandatory indemnification, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses; (ii) the director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power; or (iii) the director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in the FBCA.

         The FBCA and the By-Laws of the Registrant permit the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the FBCA. The extent, amount, and eligibility for the indemnification under the By-Laws will be made by the Board of the Registrant. The determinations will be made by a majority vote of a quorum consisting of directors who were not parties to the proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to the proceeding. Furthermore, the By-Laws permit the Registrant to make further indemnification as provided under Florida law except to indemnify any person against gross negligence or willful misconduct.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

              The following exhibits are filed as part of this Registration
Statement:

                  4.1      Oncure Technologies Corp. 2001 Stock Option Plan
                  5.1      Opinion of Swidler Berlin Shereff Friedman, LLP.
                  23.1     Consent of Moore Stephens, P.C.
                  23.2 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1)
                  24.1 Power of Attorney (included in signature page to this Registration Statement)

ITEM 9.       UNDERTAKINGS.

              (a)     The Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(l)(i) and
                           (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakdale, State of California, on this 15th day of January 2002.



                             ONCURE TECHNOLOGIES CORP.


                              By: /s/ Jeffrey A. Goffman
                                  --------------------------------
                                  Name: Jeffrey A. Goffman
                                  Title:   Chief Executive Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Jeffrey A. Goffman, as the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for the undersigned and on his or her behalf, and in his or her name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement and any registration statement or amendment to such Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the registrant hereby confers like authority on its behalf.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                NAME                                           POSITION                                      DATE
                ----                                           --------                                      ----
   /s/ Shyam B. Paryani
------------------------
Shyam B. Paryani                                  Chairman of the Board of Directors                    January 15, 2002

 /s/ Jeffrey A. Goffman
-----------------------
Jeffrey A. Goffman                    President, Chief Executive Officer, Secretary and Director        January 15, 2002

  /s/ Charles J. Jacobson
-------------------------
Charles J. Jacobson                        Director of Managed Care Contracting and Director            January 15, 2002

 /s/ Stanley S. Trotman
-------------------------
Stanley S. Trotman                                             Director                                 January 15, 2002

 /s/ Gordon C. Rausser
--------------------------
Gordon C. Rausser                                              Director                                 January 15, 2002

 /s/ John Zeeman
--------------------------
John Zeeman                                                    Director                                 January 15, 2002

 /s/ John W. Wells
--------------------------
John W. Wells                                                  Director                                 January 15, 2002

                            ONCURE TECHNOLOGIES CORP.

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  EXHIBIT INDEX
                                  --------------

     Exhibit Number        Description
     --------------        -----------
           4.1             2001 OnCure Stock Option Plan

           5.1             Opinion of Swidler Berlin Shereff Friedman, LLP

          23.1             Consent of Moore Stephens, P.C.

          23.2             Consent of Swidler Berlin Shereff Friedman, LLP
                           (contained in Exhibit 5.1)

          24.1 Power of Attorney (included in signature page to this Registration Statement)